Exhibit 99

Parker Drilling Reports 2015 Fourth Quarter Results

HOUSTON, February 17, 2016 - Parker Drilling Company (NYSE: PKD) today reported results for the quarter ended December 31, 2015, including a net loss of $35.6 million, or $(0.29) per share, on revenues of $148.7 million.
The net loss included the following pre-tax charges:
* $6.1 million of asset and inventory write-offs, which include $4.8 million to reduce the carrying value of two rigs and $1.3 million in inventory writedowns, related to the Company's decision to no longer provide its drilling services in Colombia;
* $4.3 million of non-cash charges to increase the provision for the reduction in carrying value of certain drilling-related assets; and,
* $4.8 million loss associated with the sale of the Company's investment in a joint venture.
Excluding these pre-tax charges, the adjusted net loss was $23.3 million, or $(0.19) per share.
Fourth quarter Adjusted EBITDA was $28.6 million, compared with $35.4 million for the preceding quarter.
Gary Rich, the Company's Chairman, President and CEO said, "Cost reductions, particularly those implemented in the second half of the year, resulted in fourth quarter Adjusted EBITDA that was slightly higher than we anticipated despite a 14 percent sequential decline in revenues. We experienced activity declines across all three segments as low commodity prices continued to curtail customer activity across multiple geographic markets.
2015 Summary
"In 2015, we successfully accomplished several initiatives aimed at navigating this difficult operating environment. We lowered our cost base through headcount reductions and minimized rig-related costs, maintained our working capital diligence, reduced capital expenditures and, where possible, sustained utilization and market share.
"We further strengthened our financial position by reducing our total debt by $30 million during the year and enhanced our liquidity and financial flexibility by increasing our revolver capacity. By efficiently managing our cash receipts and spending, we ended the year with a cash balance of $134 million and an undrawn revolver. Our total liquidity as of December 31, 2015 was approximately $322 million as compared with approximately $178 million at December 31, 2014.
"From an operational perspective, our U.S. rental tools business outperformed the U.S. rig count as we maintained share and grew our Gulf of Mexico footprint. While the U.S. rig count declined 47 percent in 2015, our U.S. rental tools revenue was 37 percent lower. In addition, we increased gross margin as a percentage of revenue in our international rental tools business despite lower revenue as we inserted new management, consolidated and closed locations, reduced headcount, and improved the management of our supply chain.
"Going forward, we believe rig utilization and pricing will continue to come under pressure, especially as the deteriorating market fundamentals impact our international drilling customers. We also think the lower U.S. rig count will further impact utilization and pricing for our rental tools. In response, we will maintain our focus on managing our cash flows. As part of that strategy, our 2016 capital expenditures are expected to be approximately $50 million as compared with $88 million in 2015."
Fourth Quarter Review
Parker Drilling's revenues for the 2015 fourth quarter, compared with the 2015 third quarter, decreased 14.2 percent to $148.7 million from $173.4 million, operating gross margin excluding depreciation and amortization expense (gross margin) decreased 22.7 percent to $34.3 million from $44.4 million and gross margin as a percentage of revenues was 23.1 percent, compared with 25.6 percent for the prior period.
Drilling Services
For the Company’s Drilling Services business, which is comprised of the U.S. (Lower 48) Drilling and International & Alaska Drilling segments, revenues declined 15.1 percent to $99.0 million from $116.6 million, gross margin decreased 24.6 percent to $20.5 million from $27.2 million, and gross margin as a percentage of revenues was 20.7 percent, compared with 23.3 percent for the prior period.
U.S. (Lower 48) Drilling
U.S. (Lower 48) Drilling segment revenues were $3.5 million, a 41.7 percent decrease from 2015 third quarter revenues of $6.0 million. Gross margin was a $2.2 million loss as compared with a 2015 third quarter gross margin loss of $1.9 million. The declines in revenues and margin were primarily the result of lower utilization, partially offset by lower costs.

International & Alaska Drilling
International & Alaska Drilling segment revenues were $95.5 million, a 13.7 percent decrease from 2015 third quarter revenues of $110.7 million. Gross margin was $22.6 million, a 22.3 percent decrease from 2015 third quarter gross margin of $29.1 million. Gross margin as a percentage of revenues was 23.7 percent as compared with 26.3 percent in the 2015 third quarter. The decrease in revenues is primarily attributable to lower Latin America rig utilization and project services activities, partially offset by lower operating costs.
Rental Tools Services
Rental Tools segment revenues were $49.8 million, a 12.3 percent decrease from 2015 third quarter revenues of $56.8 million. Gross margin was $13.8 million, a 19.8 percent decrease from 2015 third quarter gross margin of $17.2 million. Gross margin as a percentage of revenues was 27.7 percent as compared with 30.3 percent in the 2015 third quarter. Reduced revenues and gross margin were primarily due to the continued decline in U.S. land drilling activity, as well as lower activity in certain international markets.
General and Administrative expense decreased to $6.9 million for the 2015 fourth quarter, from $8.9 million for the 2015 third quarter.
The Company's effective tax rate in the fourth quarter was 7%, primarily due to discrete items as well as receiving no tax benefit from certain charges incurred during the quarter.
Capital expenditures in the fourth quarter were $15.7 million, and were $88.2 million for the year.
Conference Call
Parker Drilling has scheduled a conference call for 10:00 a.m. Central Time (11:00 a.m. Eastern Time) on Thursday, February 18, 2016, to review reported results.  The call will be available by telephone at (888) 510-1785, access code 2054769.  The call can also be accessed through the Investor Relations section of the Company's website.  A replay of the call can be accessed on the Company's website for 12 months and will be available by telephone from February 18, 2016 through February 25, 2016 at (888) 203-1112, access code 2054769#.
Cautionary Statement
This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements in this press release other than statements of historical facts that address activities, events or developments that the Company expects, projects, believes, or anticipates will or may occur in the future are forward-looking statements. These statements include, but are not limited to, statements about anticipated future financial or operational results; the outlook for rental tools utilization and rig utilization and dayrates; the results of past capital expenditures; scheduled start-ups of rigs; general industry conditions such as the demand for drilling and the factors affecting demand; competitive advantages such as technological innovation; future operating results of the Company's rigs, rental tools operations and projects under management; future capital expenditures; expansion and growth opportunities; acquisitions or joint ventures; asset sales; successful negotiation and execution of contracts; scheduled delivery of drilling rigs or rental equipment for operation; the strengthening of the Company's financial position; increases in utilization or market share; outcomes of legal proceedings; compliance with credit facility and indenture covenants; and similar matters. These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Although the Company believes that its expectations stated in this press release are reasonable, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, that could cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to changes in worldwide economic and business conditions, fluctuations in oil and natural gas prices, compliance with existing laws and changes in laws or government regulations, the failure to realize the benefits of, and other risks relating to, acquisitions, the risk of cost overruns, our ability to refinance our debt and other important factors, many of which could adversely affect market conditions, demand for our services, and costs, and all or any one of which could cause actual results to differ materially from those projected. For more information, see "Risk Factors" in the Company's Annual Report filed on Form 10-K with the Securities and Exchange Commission and other public filings and press releases. Each forward-looking statement speaks only as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Company Description
Parker Drilling provides drilling services and rental tools to the energy industry. The Company's Drilling Services business serves operators in the inland waters of the U.S. Gulf of Mexico utilizing Parker Drilling's barge rig fleet and in select international markets and harsh-environment regions utilizing Parker-owned and customer-owned equipment. The Company's Rental Tools Services business supplies premium equipment and well services to operators on land and offshore in the U.S. and international markets.  More information about Parker Drilling can be found on the Company's website at www.parkerdrilling.com.

CONTACT: Jason Geach, Vice President, Investor Relations & Corporate Development, (281) 406-2310, jason.geach@parkerdrilling.com; or Greg Rosenstein, Director of Investor Relations, (281) 406-2030, gregory.rosenstein@parkerdrilling.com.

PARKER DRILLING COMPANY
Consolidated Condensed Balance Sheets
(Dollars in Thousands)

	December 31, 2015	December 31, 2014
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$134,294	$108,456
Accounts and Notes Receivable, Net	175,105	270,952
Rig Materials and Supplies	34,937	47,943
Deferred Costs	1,367	5,673
Other Current Assets	21,038	29,279
TOTAL CURRENT ASSETS	366,741	462,303

PROPERTY, PLANT AND EQUIPMENT, NET	805,841	895,940

OTHER ASSETS
Deferred Income Taxes	139,282	130,165
Other Assets	65,040	32,251
TOTAL OTHER ASSETS	204,322	162,416

TOTAL ASSETS	$1,376,904	$1,520,659

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current Portion of Long-Term Debt	$—	$10,000
Accounts Payable and Accrued Liabilities	136,121	168,665
TOTAL CURRENT LIABILITIES	136,121	178,665

LONG-TERM DEBT	585,000	605,000

LONG-TERM DEFERRED TAX LIABILITY	68,654	52,115

OTHER LONG-TERM LIABILITIES	18,617	18,665

TOTAL CONTROLLING INTEREST IN STOCKHOLDERS' EQUITY	568,512	662,431
Noncontrolling interest	—	3,783
TOTAL EQUITY	568,512	666,214

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,376,904	$1,520,659

Current Ratio	2.69	2.59

Total Debt as a Percent of Capitalization	51%	48%

PARKER DRILLING COMPANY
Consolidated Statement Of Operations
(Dollars in Thousands, Except Per Share Data)
(Unaudited)
			Three Months Ended September 30,
	Three Months Ended December 31,
	2015	2014	2015

REVENUES	$148,748	$243,213	$173,418

EXPENSES:
Operating Expenses	114,488	167,990	128,963
Depreciation and Amortization	37,720	38,455	39,584
	152,208	206,445	168,547
TOTAL OPERATING GROSS MARGIN	(3,460)	36,768	4,871

General and Administrative Expense	(6,947)	(9,675)	(8,895)
Provision for Reduction in Carrying Value of Certain Assets	(9,268)	—	(906)
Gain (Loss) on Disposition of Assets, Net	(1,043)	621	383

TOTAL OPERATING INCOME (LOSS)	(20,718)	27,714	(4,547)

OTHER INCOME AND (EXPENSE):
Interest Expense	(11,388)	(10,779)	(11,293)
Interest Income	60	39	7
Other	(6,119)	1,148	(719)
TOTAL OTHER EXPENSE	(17,447)	(9,592)	(12,005)

INCOME (LOSS) BEFORE INCOME TAXES	(38,165)	18,122	(16,552)

INCOME TAX EXPENSE (BENEFIT)	(2,519)	9,983	31,930

NET INCOME (LOSS)	(35,646)	8,139	(48,482)

Less: net income attributable to noncontrolling interest	—	386	138
NET INCOME (LOSS) ATTRIBUTABLE TO CONTROLLING INTEREST	$(35,646)	$7,753	$(48,620)

EARNINGS (LOSS) PER SHARE - BASIC	$(0.29)	$0.06	$(0.40)

EARNINGS (LOSS) PER SHARE - DILUTED	$(0.29)	$0.06	$(0.40)

NUMBER OF COMMON SHARES USED IN COMPUTING EARNINGS PER SHARE:
Basic	122,951,598	121,755,421	122,933,518
Diluted	122,951,598	123,295,412	122,933,518

PARKER DRILLING COMPANY
Consolidated Statement Of Operations
(Dollars in Thousands, Except Per Share Data)
(Unaudited)

	Year Ended December 31,
	2015	2014	2013

REVENUES	$712,183	$968,684	$874,172

EXPENSES:
Operating Expenses	526,290	669,381	571,672
Depreciation and Amortization	156,194	145,121	134,053
	682,484	814,502	705,725
TOTAL OPERATING GROSS MARGIN	29,699	154,182	168,447

General and Administrative Expense	(36,190)	(35,016)	(68,025)
Provision for Reduction in Carrying Value of Certain Assets	(12,490)	—	(2,544)
Gain on Disposition of Assets, Net	1,643	1,054	3,994

TOTAL OPERATING INCOME (LOSS)	(17,338)	120,220	101,872

OTHER INCOME AND (EXPENSE):
Interest Expense	(45,155)	(44,265)	(47,820)
Interest Income	269	195	2,450
Loss on extinguishment of debt	—	(30,152)	(5,218)
Other	(9,747)	2,539	1,503
TOTAL OTHER EXPENSE	(54,633)	(71,683)	(49,085)

INCOME (LOSS) BEFORE INCOME TAXES	(71,971)	48,537	52,787

INCOME TAX EXPENSE	22,313	24,076	25,608

NET INCOME (LOSS)	(94,284)	24,461	27,179

Less: net income attributable to noncontrolling interest	789	1,010	164
NET INCOME (LOSS) ATTRIBUTABLE TO CONTROLLING INTEREST	$(95,073)	$23,451	$27,015

EARNINGS (LOSS) PER SHARE - BASIC	$(0.78)	$0.19	$0.23

EARNINGS (LOSS) PER SHARE - DILUTED	$(0.78)	$0.19	$0.22

NUMBER OF COMMON SHARES USED IN COMPUTING EARNINGS PER SHARE:
Basic	122,562,187	121,186,464	119,284,468
Diluted	122,562,187	123,076,648	121,224,550

PARKER DRILLING COMPANY
Selected Financial Data
(Dollars in Thousands)
(Unaudited)

	Three Months Ended			Year Ended December 31,
	December 31,		September 30,	2015	2014	2013
	2015	2014	2015
REVENUES:
Drilling Services:
U.S. (Lower 48) Drilling	$3,451	$32,124	$5,961	$30,358	$158,405	$153,624
International & Alaska Drilling	95,546	118,711	110,661	435,096	462,513	410,507
Total Drilling Services:	98,997	150,835	116,622	465,454	620,918	564,131
Rental Tools	49,751	92,378	56,796	246,729	347,766	310,041
Total Revenues	$148,748	$243,213	$173,418	$712,183	$968,684	$874,172

OPERATING EXPENSES:
Drilling Services:
U.S. (Lower 48) Drilling	$5,616	$21,369	$7,820	$36,247	$90,314	$84,209
International & Alaska Drilling	72,902	93,564	81,586	325,346	368,424	324,439
Total Drilling Services:	78,518	114,933	89,406	361,593	458,738	408,648
Rental Tools	35,970	53,057	39,557	164,697	210,643	163,024
Total Operating Expenses	$114,488	$167,990	$128,963	$526,290	$669,381	$571,672

OPERATING GROSS MARGIN:
Drilling Services:
U.S. (Lower 48) Drilling	$(2,165)	$10,755	$(1,859)	$(5,889)	$68,091	$69,415
International & Alaska Drilling	22,644	25,147	29,075	109,750	94,089	86,068
Total Drilling Services:	20,479	35,902	27,216	103,861	162,180	155,483
Rental Tools	13,781	39,321	17,239	82,032	137,123	147,017
Depreciation and Amortization	(37,720)	(38,455)	(39,584)	(156,194)	(145,121)	(134,053)
Total Operating Gross Margin	$(3,460)	$36,768	$4,871	$29,699	$154,182	$168,447

PARKER DRILLING COMPANY
Adjusted EBITDA
(Dollars in Thousands)
(Unaudited)

	Three Months Ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014

Net Income (Loss) Attributable to Controlling Interest	$(35,646)	$(48,620)	$(14,029)	$3,222	$7,753
Interest Expense	11,388	11,293	11,396	11,078	10,779
Income Tax (Benefit) Expense	(2,519)	31,930	(6,916)	(182)	9,983
Depreciation and Amortization	37,720	39,584	38,351	40,539	38,455

EBITDA	10,943	34,187	28,802	54,657	66,970

Adjustments:
Other Income and Expense	6,059	712	1,510	1,197	(1,187)
(Gain) Loss on Disposition of Assets, Net	1,043	(383)	138	(2,441)	(621)
Provision for Reduction in Carrying Value of Certain Assets	9,268	906	2,316	—	—
Special items (2)	1,265	—	—	—	—

Adjusted EBITDA (1)	$28,578	$35,422	$32,766	$53,413	$65,162

(1) We believe Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare our core operating results from period to period by removing the impact of our capital structure (interest expense from our outstanding debt), asset base (depreciation and amortization), remeasurement of foreign currency transactions, tax consequences, impairment and other special items. Special items include items impacting operating expenses that management believes detract from an understanding of normal operating performance. Management uses Adjusted EBITDA as a supplemental measure to review current period operating performance and period to period comparisons. Our Adjusted EBITDA may not be comparable to a similarly titled measure of another company because other entities may not calculate EBITDA in the same manner. EBITDA and Adjusted EBITDA are not measures of financial performance under U.S. Generally Accepted Accounting Principles (GAAP), and should not be considered in isolation or as an alternative to operating income or loss, net income or loss, cash flows provided by or used in operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

(2) For the three months ended December 31, 2015, special items include a $1.3 million write-off of inventory associated with our decision to no longer provide drilling services in Colombia.

PARKER DRILLING COMPANY
Reconciliation of Adjusted Earnings Per Share
(Dollars in Thousands, Except Per Share Data)
(Unaudited)
	Three Months Ended
	December 31,		September 30,
	2015	2014	2015

Net income attributable to controlling interest	$(35,646)	$7,753	$(48,620)
Earnings per diluted share	$(0.29)	$0.06	$(0.40)

Adjustments:
Sale of investment in joint venture	$4,799	—	—
Provision for reduction in carrying value of certain assets	9,268	—	—
Write-off inventory	1,265	—	—
Valuation allowance	—	—	36,632
Total adjustments	15,332	—	36,632
Tax effect of adjustments	(3,010)	—	—
Net adjustments	12,322	—	36,632

Adjusted net income attributable to controlling interest(1)	$(23,324)	$7,753	$(11,988)
Adjusted earnings per diluted share(1)	$(0.19)	$0.06	$(0.10)

(1) We believe Adjusted net income (loss) attributable to controlling interest and Adjusted earnings per diluted share are useful financial measures for investors to assess and understand operating performance for period to period comparisons. Management views the adjustments to net income attributable to controlling interest and earnings per diluted share to be items outside of the Company’s normal operating results. Adjusted net income (loss) attributable to controlling interest and Adjusted earnings per diluted share are not measures of financial performance under GAAP, and should not be considered in isolation or as an alternative to net income (loss) or earnings per diluted share.